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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to (a) the use in this Amendment No. 2 to Registration Statement No. 33-55195 of Merisel, Inc. our report dated February 22, 1994, appearing in the Prospectus, which is part of this Registration Statement, (b) the incorporation by reference in this Amendment No. 2 to Registration
Statement of our report dated February 22, 1994 appearing in the Annual Report on Form 10-K of Merisel, Inc., as amended, for the year ended December 31, 1993, and (c) the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Los Angeles, California
October 10, 1994